As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chesapeake Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000	Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary 6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Telle

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

(713) 221-1327

(713) 221-2113 (fax)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per security/proposed maximum aggregate offering price/amount of registration fee (1)(2)
Common Stock
Preferred Stock

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock of Chesapeake Energy Corporation as may from time to time be offered at indeterminate prices and as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including any applicable anti-dilution provisions. Any securities reregistered under this registration statement may be sold separately or as units with other securities registered hereunder or other securities.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Chesapeake Energy Corporation

Common Stock

Preferred Stock

We may from time to time offer and sell common stock and preferred stock. Each time we offer common stock or preferred stock under this prospectus, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering. The supplements may also add, update or change information contained in this prospectus. Our common stock and preferred stock may also be resold by security holders pursuant to this prospectus if so provided in a supplement to this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “CHK.” Our executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000.

Investing in our securities involves risks. For a discussion of certain of these risks, please read “Risk Factors” in the accompanying prospectus supplement and in the documents incorporated herein by reference. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 26, 2008

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read both this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

CHESAPEAKE ENERGY CORPORATION

Chesapeake Energy Corporation is the largest producer of natural gas in the United States. The company’s operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Fort Worth Barnett Shale, Fayetteville Shale, Haynesville Shale, Mid-Continent, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and Ark-La-Tex regions of the United States.

We are an Oklahoma corporation and our principal offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is 405-848-8000.

RISK FACTORS

Before purchasing any of the securities offered hereby, you should read this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein in their entirety, including the section entitled “Risk Factors” in the accompanying prospectus supplement and in the documents incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may view a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website.

The following documents filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the portions of our Proxy Statement on Schedule 14A filed on April 29, 2008 that are incorporated therein;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•

our Current Reports on Form 8-K filed on January 4, 2008, January 24, 2008, March 20, 2008, March 26, 2008, April 1, 2008, April 16, 2008, April 18, 2008, May 12, 2008, May 23, 2008, May 27, 2008, May 29, 2008, June 4, 2008, June 11, 2008, June 12, 2008, July 8, 2008, July 9, 2008, July 14, 2008, July 15, 2008, July 22, 2008, August 1, 2008, August 14, 2008, August 25, 2008, September 9, 2008, September 23, 2008, October 1, 2008, October 27, 2008, October 31, 2008, November 7, 2008, November 17, 2008 and November 25, 2008 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•	our Registration Statement on Form 8-B (File No. 001-13726) filed on December 12, 1996, as amended by our Current Report on Form 8-K filed on March 26, 2008.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Jennifer M. Grigsby, Corporate Secretary, Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, by mail, or if by telephone at (405) 848-8000.

USE OF PROCEEDS

We will use the net proceeds from any sale of securities described in this prospectus as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

	Nine Months Ended September 30, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges (1)	5.1x	4.2x	7.3x	5.6x	4.8x	4.0x
Ratio of earnings to fixed charges and preference dividends (1)	4.7x	3.4x	5.6x	4.6x	3.7x	3.3x

(1)	For purposes of determining the ratios of earnings to fixed charges and earnings to fixed charges and preference dividends, earnings are defined as net income before income taxes, cumulative effect of accounting changes, pretax gain or loss of equity investees, amortization of capitalized interest and fixed charges, less capitalized interest. Fixed charges consist of interest (whether expensed or capitalized and excluding the effect of unrealized gains or losses on interest rate derivatives), and amortization of debt expenses and discount or premium relating to any indebtedness. Preference dividends consist of preferred stock dividends “grossed up” to reflect the pre–tax amount.

DESCRIPTION OF CHESAPEAKE CAPITAL STOCK

Set forth below is a description of the material terms of our capital stock. The following description is only a summary and is qualified by reference to our certificate of incorporation (including our certificates of designation) and bylaws. Copies of our certificate of incorporation (including our certificates of designation) and bylaws are available from us upon request. These documents have also been filed with the SEC. Please read “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of November 25, 2008, there were 605,442,577 shares of common stock outstanding and 92,643,108 shares of common stock reserved for issuance under our convertible securities and equity incentive plans.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for dividends. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

Preferred Stock

Our board of directors has the authority, without further shareholder approval, to issue shares of preferred stock from time to time in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. As of November 25, 2008, our authorized preferred stock consisted of shares that are:

•	unissued and undesignated as to series; and

•

issued and designated as 4.125% Cumulative Convertible Preferred Stock, 5.00% Cumulative Convertible Preferred Stock (Series 2005), 4.50% Cumulative Convertible Preferred Stock, 5.00% Cumulative Convertible Preferred Stock (Series 2005B), and 6.25% Mandatory Convertible Preferred Stock.

While providing desirable flexibility for possible acquisitions and other corporate purposes, and eliminating delays associated with a shareholder vote on specific issuances, the issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on both common and preferred stock. It also could have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the Oklahoma General Corporation Act include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions could delay or prevent entirely a merger or acquisition that our shareholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Following is a description of the anti-takeover effects of certain provisions of our certificate of incorporation and of our bylaws.

Classified Board of Directors. Our certificate of incorporation and bylaws contain provisions for a staggered board of directors with only one-third of the board standing for election each year. Directors can only be removed for cause. A staggered board makes it more difficult for shareholders to change the majority of the directors.

Oklahoma Business Combination Statute. Section 1090.3 of the Oklahoma General Corporation Act prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date the person became an interested shareholder, unless:

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prior to the date the person became an interested shareholder, the board of directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

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upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power of the corporation at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

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on or subsequent to the date of the transaction in which the person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.

The statute defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested shareholder;

•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series or voting power of the corporation owned by the interested shareholder;

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation; or

•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the Oklahoma General Corporation Act.

For purposes of Section 1090.3, the term “corporation” also includes the corporation’s majority-owned subsidiaries.

In addition, Section 1090.3 defines an “interested shareholder,” generally, as any person that owns stock having 15% or more of all voting power of the corporation, any person that is an affiliate or associate of the corporation and owned stock having 15% or more of all voting power of the corporation at any time within the three-year period prior to the time of determination of interested shareholder status, and any affiliate or associate of such person.

Stock Purchase Provisions. Our certificate of incorporation includes a provision which requires the affirmative vote of two-thirds of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock, excluding the votes by an interested shareholder, to approve the purchase of any of our capital stock from the interested shareholder at a price in excess of fair market value, unless the purchase is either (1) made on the same terms offered to all holders of the same securities or (2) made on the open market and not the result of a privately negotiated transaction.

Calling of Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by the chairman of the board or by the president or secretary, at the request, in writing, of a majority of the directors then in office.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to our corporate secretary. Nominations of persons for election to the board of directors of the corporation may only be made at an annual meeting of shareholders.

Generally, to be timely, a shareholder’s notice must be delivered to our secretary 90 to 120 days before the first anniversary of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a shareholder’s notice and describe in detail the information that a shareholder must provide about itself and its nominees. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Shareholder Action

Except as otherwise provided by law or in our certificate of incorporation or bylaws, the approval by holders of a majority of the shares of common stock present in person or represented by proxy at a meeting and entitled to vote is sufficient to authorize, affirm, ratify or consent to a matter voted on by shareholders. Our bylaws provide that all questions submitted to shareholders will be decided by a plurality of the votes cast, unless otherwise required by law, our certificate of incorporation, stock exchange requirements or any certificate of designation. The Oklahoma General Corporation Act requires the approval of the holders of a majority of the outstanding stock entitled to vote for certain extraordinary corporate transactions, such as a merger, sale of substantially all assets, dissolution or amendment of the certificate of incorporation. Our certificate of incorporation provides for a vote of the holders of two-thirds of the issued and outstanding stock having voting power, voting as a single class, to amend, repeal or adopt any provision inconsistent with the provisions of the certificate of incorporation limiting director liability and stock purchases by us, and providing for staggered terms of directors and indemnity for directors. The same vote is also required for shareholders to amend, repeal or adopt any provision of our bylaws.

Under Oklahoma law and our certificate of incorporation, shareholders may take actions without the holding of a meeting by written consent or consents signed by the holders of a sufficient number of shares to approve the transaction had all of the outstanding shares of our capital stock entitled to vote thereon been present at a meeting. Our bylaws contain provisions for managing a written consent campaign by shareholders, including the provision that the company will hire an independent inspector of elections to review the validity of written consents and that action by written consent would not be declared effective until the independent inspector certifies that the minimum number of consents has been received. There is also a detailed provision for determining a record date for action by written consent.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock and preferred stock.

PLAN OF DISTRIBUTION

We may sell common stock or preferred stock being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to agents;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of the previous methods of sale.

We will describe in a prospectus supplement the terms of each offering of securities hereunder, including the name or names of any underwriter, dealers or agents, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including privately negotiated transactions, at a fixed public offering price or prices, which may be changed, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, at prices related to prevailing market prices or at negotiated prices or varying prices determined at the time of sale.

Unless otherwise set forth in a prospectus supplement, if any, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange (in the case of securities listed on that exchange), in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities and accordingly may elect not to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time without notice.

If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement relating to that transaction.

Underwriters, agents and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, and to reimbursement by us for certain expenses. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than the common stock which is listed on the New York Stock Exchange. The securities other than the common stock may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Our common stock and preferred stock may also be resold by security holders pursuant to this prospectus. If we permit security holders to resell common stock and preferred stock pursuant to this prospectus, we will provide the terms of that offering in a prospectus supplement. Any such selling security holders would act independently from us in determining the timing, manner and size of such sales.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of common stock and preferred stock (including any common stock issuable upon the conversion of any preferred stock) offered by this prospectus will be passed upon for us by Commercial Law Group, P.C., Oklahoma City, Oklahoma and certain other legal matters will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas. Any underwriters will be advised about legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of the natural gas and oil reserves of Chesapeake Energy Corporation and related future net cash flows and the present values thereof, included in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2007, were based in part upon reserve reports prepared by Netherland, Sewell & Associates, Inc., Schlumberger Data and Consulting Services, Lee Keeling and Associates, Inc., Ryder Scott Company, L.P. and LaRoche Petroleum Consultants, Ltd., independent petroleum engineers. We have incorporated these estimates in reliance on the authority of each such firm as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by Chesapeake Energy Corporation (sometimes referred to as the “Company” in this Part II of the registration statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates.

Securities and Exchange Commission registration fee		*
Fees and expenses of accountants	†
Fees and expenses of legal counsel	†
Printing expenses	†
Transfer agent’s fees and expenses	†
Miscellaneous	†
Total	†

*	Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Chesapeake anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 1031 of the Oklahoma General Corporation Act, under which Chesapeake is incorporated, authorizes the indemnification of directors and officers under certain circumstances. Article VIII of the Certificate of Incorporation of Chesapeake and Article VI of the Bylaws of Chesapeake also provide for indemnification of directors and officers under certain circumstances. These provisions, together with Chesapeake’s indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Chesapeake maintains insurance, which insures its directors and officers against certain liabilities.

The Oklahoma General Corporation Act provides for indemnification of each of Chesapeake’s officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of Chesapeake, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, other than an action by or in the right of Chesapeake. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Chesapeake, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of Chesapeake brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of Chesapeake, or any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of Chesapeake, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to Chesapeake, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Article VIII of Chesapeake’s Certificate of Incorporation provides for indemnification of Chesapeake’s directors and officers. The Oklahoma General Corporation Act also permits Chesapeake to purchase and maintain insurance on behalf of Chesapeake’s directors and officers against any liability arising out of their status as such, whether or not Chesapeake would have the power to indemnify them against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

Chesapeake has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, Chesapeake will pay on behalf of the indemnitee any amount which he is or becomes legally obligated to pay because of (a) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of Chesapeake or an affiliate or (b) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of Chesapeake or an affiliate or is or was serving at the request of Chesapeake as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which Chesapeake would be obligated to make under an indemnification agreement could include damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds. Chesapeake also provides liability insurance for each of its directors and executive officers.

Item 16.	Exhibits.

See “Index to Exhibits” attached to this Registration Statement, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 26th day of November, 2008.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ AUBREY K. MCCLENDON
Aubrey K. McClendon
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon and Marcus C. Rowland, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

/s/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2008

/s/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 26, 2008

/s/ MICHAEL A. JOHNSON Michael A. Johnson	Senior Vice President – Accounting, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 26, 2008

/s/ RICHARD K. DAVIDSON Richard K. Davidson	Director	November 26, 2008

/s/ V. BURNS HARGIS V. Burns Hargis	Director	November 26, 2008

/s/ FRANK KEATING Frank Keating	Director	November 26, 2008

/s/ BREENE M. KERR Breene M. Kerr	Director	November 26, 2008

/s/ CHARLES T. MAXWELL Charles T. Maxwell	Director	November 26, 2008

/s/ MERRILL A. MILLER, JR. Merrill A. Miller, Jr.	Director	November 26, 2008

/s/ DONALD L. NICKLES Donald L. Nickles	Director	November 26, 2008

/s/ FREDERICK B. WHITTEMORE Frederick B. Whittemore	Director	November 26, 2008

INDEX TO EXHIBITS

1.1*	—	Form of Common Stock Underwriting Agreement.

1.2*	—	Form of Preferred Stock Underwriting Agreement.

3.1.1		Chesapeake’s Restated Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1.1 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2006).

3.1.2		Certificate of Designation of 4.125% Cumulative Convertible Preferred Stock, as amended (incorporated herein by reference to Exhibit 3.1.3 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008).

3.1.3		Certificate of Designation of 5% Cumulative Convertible Preferred Stock (Series 2005B), as amended (incorporated herein by reference to Exhibit 3.1.4 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008).

3.1.4		Certificate of Designation of 5% Cumulative Convertible Preferred Stock (Series 2005), as amended (incorporated herein by reference to Exhibit 4.1.6 to Chesapeake’s registration statement on Form S-8 filed June 18, 2008).

3.1.5		Certificate of Designation of 4.5% Cumulative Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1.6 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008).

3.1.6		Certificate of Designation of 6.25% Mandatory Convertible Preferred Stock, as amended (incorporated herein by reference to Exhibit 3.1.7 to Chesapeake’s annual report on Form 10-K for the fiscal year ended December 31, 2007).

3.2		Chesapeake’s Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to Chesapeake’s current report on Form 8-K filed November 17, 2008).

5.1*	—	Opinion of Commercial Law Group, P.C.

12.1	—	Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends (incorporated herein by reference to Exhibit 12 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008).

23.1*	—	Consent of PricewaterhouseCoopers LLP

23.2*	—	Consent of Netherland, Sewell & Associates, Inc.

23.3*	—	Consent of Data and Consulting Services Division of Schlumberger Technology Corporation

23.4*	—	Consent of Lee Keeling and Associates, Inc.

23.5*	—	Consent of Ryder Scott Company, L.P.

23.6*	—	Consent of LaRoche Petroleum Consultants, Ltd.

23.7*	—	Consent of Commercial Law Group, P.C. (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (contained on signature pages).

*	Filed herewith.